                                                                   Exhibit 10.18



                       CONTRACT MANUFACTURING AGREEMENTS
                       ---------------------------------


     Attached is the Contract Manufacturing Agreement dated March 9, 1994 between the Company and American Western. Substantially identical agreements were entered into with Poly-Tech and Rhino-X on the same date.

                        CONTRACT MANUFACTURING AGREEMENT
                        --------------------------------

     This Agreement effective as of January 1, 1994, between Carlisle Plastics, Inc., a Delaware corporation, with offices at One Union Street, Boston, Massachusetts 02108 (hereinafter referred to as "Customer"), and American Western Corporation, a Delaware Corporation, with offices at 1401 West 94th Street, Minneapolis, MN 55431 (hereinafter referred to as "Manufacturer").

     WHEREAS,  Customer wishes to market a product using Raw Materials; and

     WHEREAS, Customer wishes to purchase the Raw Materials and to have Manufacturer process them for use in products Customer intends to market; and

     WHEREAS, Manufacturer possesses the technology to process the Raw Materials in accordance with Customer's requirements; and

     WHEREAS, Customer wishes to have Manufacturer serve as its agent to procure and process the Raw Materials.

     NOW, THEREFORE, in consideration of the mutual agreements, promises and covenants herein contained, the parties hereby agree as follows:

SECTION 1 Agency
- - ----------------

     Customer hereby appoints Manufacturer as Customer's Agent to purchase, process and ship Inventory in accordance with Customer's requirements and the terms hereof. Title to all Raw Materials purchased by Manufacturer and work-in- -process and Products manufactured from the Raw Materials and all accounts receivable and proceeds thereof shall be vested solely in Customer.

SECTION 2 Definitions
- - ---------------------

     a. "Inventory" - all Raw Materials and all work-in-process and Products manufactured from Raw Materials.

     b. "Laws" - all applicable federal, state and local laws, statutes, ordinances, rules, regulations, guidelines, codes and orders.

     c. "Nonconformity" - Product which does not comply with the requirements of Customer.

     d. "Plant" - the manufacturing and processing facilities where Manufacturer's services will be provided, owned or leased by Manufacturer.

     e. "Product" - finished goods consisting of plastic film products manufactured from the Raw Materials and marketed and sold by Customer.

     f. "Raw Materials" - all plastic resins, compounds and other raw materials purchased by Manufacturer, as agent for and at the direction of, Customer for manufacture of the Products.

     g. "Technical Information" - all formulae, manufacturing processes and know- how, quality control data, test data and all other scientific and/or technical data and information ("data") relating to the Product or which may hereafter be developed by Customer in connection with the Product and conveyed to Manufacturer other than such data known to Manufacturer prior to the date of this Agreement or hereafter developed by Manufacturer in its own business.

SECTION 3 Term
- - --------------

     The term of this Agreement shall commence effective January 1, 1994 and shall expire on February 28, 1997 ("initial term") and thereafter, the term shall be automatically renewed from year to year, provided that either party may terminate this Agreement any time after the initial term upon thirty (30) days prior written notice to the other party.

SECTION 4 Performance
- - ---------------------

     a. PRODUCT. Manufacturer agrees to purchase as Customer's agent, receive, schedule and store Raw Materials, in quantities and at prices agreed to by Customer and to process the Raw Materials for Customer and ship Product to locations specified by Customer from time to time in accordance with the terms hereof.

     b. REQUIREMENTS. All Product processed by Manufacturer shall be in accordance with and subject to Customer specifications, forecasts, production schedules and demand schedules, mutually agreed upon by Customer and Manufacturer and all Laws. Customer shall not incur any cost in respect of any Product which is rejected for failure to meet mutually agreed upon specifications.

          In the event Manufacturer is unable to comply with Customer's requirements and such inability is not caused by the unavailability of Raw Materials required by Customer or by a force majeure under
          Section 22, Manufacturer shall take such additional steps as required, including without limitation, system modifications and additions, to produce Product in accordance with Customer's requirements.

     c. MANUFACTURER'S EQUIPMENT. Manufacturer, at its cost, shall provide such equipment as required to produce, package and ship Product in accordance with the terms hereof and shall maintain said equipment in good, safe operating condition and repair.

SECTION 5 Customer's Interests
- - ------------------------------

     a. Manufacturer agrees to execute and deliver to Customer UCC financing statements evidencing that title to the Inventory is held by Customer and that the Inventory is held on consignment by Manufacturer. If Manufacturer has in its possession inventory owned by Manufacturer or by persons other than Customer, Manufacturer shall segregate the Inventory owned by Customer and post appropriate notices indicting Customer's ownership of the Inventory. Manufacturer shall not cause or permit any lien or security interests (other than liens or security interests granted by Customer) to attach to any of the Inventory. In furtherance of the foregoing, Manufacturer will not execute or deliver any financing statement designating the Inventory as collateral, except for an informational consignment filing in favor of the Customer. All purchase orders for Raw Materials issued by Manufacturer shall specify that the same are purchased by Manufacturer as agent for Customer, and, unless otherwise mutually agreed, the suppliers of such Raw Materials shall be paid directly by Customer.

     b. Manufacturer shall ship Products only to Customer or purchasers designated by Customer ("Ultimate Purchasers"). Manufacturer shall have no interest in or claim against any account receivable of Customer arising from the sale of any Product. All invoices for payments arising from sales of Product shall be issued by Customer only and shall direct that all payments are to be made only to lockboxes in the name of Customer or its designee. If any Ultimate Purchaser delivers any payment to Manufacturer with respect to any Product, Manufacturer shall, within one business day after receipt thereof, transfer such payment to Customer; Manufacturer waives any right of offset it may have with respect to any amounts from time to time owing by Customer to Manufacturer hereunder. Manufacturer agrees that Manufacturer shall look solely to Customer for any amounts from time to time owing hereunder and shall be a general unsecured creditor of Customer.

     c. Manufacturer shall maintain its books and records and prepare and file all tax returns required to be filed by it in a manner consistent with the terms of this Agreement and reflecting that all of the Inventory and accounts receivable arising from the sale thereof are the property of Customer.

SECTION 6 Product Quality
- - -------------------------

     a. PRODUCT. Without limiting its representations and warranties herein, Manufacturer shall sample and test the Product in accordance with Customer's request. Manufacturer shall also sample, test and segregate for testing by Customer such quantities of Product and materials as Customer may from time to time request and Manufacturer shall, at Customer's expense, ship such packages and materials to such destinations as specified by Customer. Manufacturer shall not release any Product for shipment which does not comply with the specifications or other requirements of this Agreement.

     b. PROTECTION. Manufacturer shall exercise reasonable care in handling, storing and protecting any materials and property intended for use in or in the manufacture of the Product.

SECTION 7 Storage
- - ------------------

     Manufacturer shall provide suitable Customer approved storage and warehousing space for Raw Materials and packaged Product. Manufacturer shall ship the Product in accordance with Customer's written instructions from time to time. Manufacturer shall load the Product onto trucks, trailers or other modes of transportation as directed by Customer and ship them as directed by Customer.

SECTION 8 Rejection
- - -------------------

     a. Without limiting any other provisions of this Agreement, Customer may reject or refuse to accept any nonconforming Product. Manufacturer shall not ship any Product to Customer which has not been produced, sampled and tested in accordance with the terms of this Agreement or which does not otherwise comply with the terms hereof.

     b. Except as otherwise expressly provided in this Agreement, Customer shall not incur any cost(s) in respect of any Product which is rejected by Customer for nonconformity unless such nonconformity results from actions demanded by Customer.

SECTION 9 Inspection
- - --------------------

     a. RECORDS. Manufacturer shall maintain, true, accurate and complete records in respect of Product production, storage and shipment hereunder ("records") for a period of five (5) years from the date of production. Upon written notice to Manufacturer from Customer, Customer may inspect the records at mutually convenient times and locations.

     b. INVENTORIES. Manufacturer shall promptly provide Customer monthly written reports of Customer's inventory of Product and materials.

     c. PLANT. During the period(s) Manufacturer is performing its services hereunder, Customer may maintain, at Customer's cost, such representative(s) as desired by Customer in areas of the Plant where materials or Product are handled, processed or stored hereunder for the purposes of inspecting the Plant and its facilities, including the Customer equipment, and the procedures followed by Manufacturer; provided, however, that such inspection(s) shall not relieve Manufacturer of any of its obligations hereunder. Manufacturer shall, in good faith, explore the possibility and feasibility of changing its procedure(s) whenever such changes are determined by Customer as necessary or desirable in order to correct and/or improve the Product, the conditions of processing and packaging and the procedures followed hereunder.

     d. NOTICE. Manufacturer shall promptly deliver to Customer copies of all notices received by Manufacturer concerning any federal, state or local inspections of the portion of the Plant utilized in the production of Product under this Agreement and shall otherwise notify Customer promptly upon learning of any visits or inquiries by any federal, state or local government representatives regarding the Product.

SECTION 10 Supply Quantities
- - ----------------------------

     a. MANUFACTURING ORDER REQUIREMENT. Manufacturer shall process and ship Product only after receipt of, and in accordance with manufacturing instructions received from Customer.

SECTION 11 Compensation.
- - ------------------------

     Customer shall pay Manufacturer or credit Manufacturer's account or other amount owing to Customer by Manufacturer for Product processed, packaged and shipped during the initial term in amounts equal to Manufacturer's costs in accordance with Generally Accepted Accounting Principles ("GAAP"). Upon sale of the Product, Customer agrees to credit against Manufacturer's account or other amount owing by

Manufacturer to Customer, on a monthly basis after appropriate GAAP valuation of assets is made, a manufacturing fee as determined from time to time by the parties.

SECTION 12 Warranties
- - ---------------------

     a.   Subject only to the representations and warranties of Customer in section 12.c hereof, Manufacturer represents and warrants that Manufacturer's performance hereunder shall be in accordance with all the terms of this Agreement.

     b. Customer will promptly notify Manufacturer upon learning of any known or believed nonconformity, and the parties agree to cooperate with each other in promptly correcting such nonconformity.

     c. Warrantor in each case agrees to indemnify, defend and hold the other party harmless from any and all losses, claims, damages, expenses and reasonable counsel fees arising out of or resulting from a breach of its respective warranty.

     d. If any action, suit or proceeding shall be commenced, or any claim, demand or assessment be asserted against a party resulting from or arising out of a breach of warranty by the other party, the party from whom indemnification is sought shall be notified in writing promptly and shall have the right to assume control of the defense, compromise or settlement thereof, at its sole expense, and in connection therewith, the other party shall cooperate fully in such defense and make available to the indemnifying party all relevant information, subject to such confidentiality provisions as may be appropriate.

SECTION 13 Indemnification and Insurance
- - ----------------------------------------

     a. Manufacturer shall indemnify and hold Customer harmless from all loss, liability, damages, claims, suits, recoveries, judgments including costs, expenses and reasonable attorneys' fees, that may be claimed, asserted or recovered against Customer by any person or entity for any actual or alleged injury to person or property or death occurring to any of Manufacturer's employees, agents or any individual on Manufacturer's premises.

     b. Manufacturer shall maintain insurance through companies satisfactory to Customer.

SECTION 14 Arbitration
- - ----------------------

     a. All claims, counterclaims, disputes and other matters in question between the parties hereto arising out of or relating to this Agreement or the breach thereof shall be decided by arbitration in Minneapolis in accordance with the Commercial Arbitration Rules of the American Arbitration Association then obtaining, subject to the limitations and provisions set forth in paragraphs b and c below. The right of each party to arbitrate and any other agreement or consent to arbitrate shall be specifically enforceable in any court having jurisdiction.

     b. Notice of demand for arbitration must be filed in writing with the other parties to this Agreement and with the American Arbitration Association. The demand must be made within a reasonable time after the claim. No demand for arbitration may be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitation.

     c. The award rendered by the arbitrators will be final and judgment may be entered upon it in any court having jurisdiction thereof, and will not be subject to modification or appeal except to the extent permitted by Sections 10 and 11 of the Federal Arbitration Act (9 U.S.C. Sections 10, 11).

SECTION 15 Confidential Information
- - -----------------------------------

     a. Technical Information which Customer provides or makes available to Manufacturer shall be treated by Manufacturer as confidential information and shall not be disclosed to any third party without Customer's express written consent.

SECTION 16 Trademarks
- - ---------------------

     a. Nothing in this Agreement shall be construed to grant to Manufacturer any rights to or interest in any trademark, trade name, trade dress, copyright, patent or any interests therein asserted to be owned by Customer ("intellectual property"). Manufacturer's use of the intellectual property shall be limited to Manufacturer's performance of this Agreement. Any other use of the intellectual property shall constitute an infringement thereof and/or a violation of Customer's rights resulting in irreparable injury to Customer entitling Customer to immediate injunctive relief under the rules of Commercial Arbitration of the American Arbitration Association.

SECTION 17 Breach
- - -----------------

     The following actions shall each constitute a breach under the terms of this Agreement. In the event Manufacturer or Customer:

     a. commences a voluntary case under any chapter of the Bankruptcy Code (Title 11, United States Code), or takes any equivalent or similar action by filing a petition under any other federal or state law in effect at such time relating to bankruptcy or insolvency, or if a petition is filed against Manufacturer under any chapter of the Bankruptcy Code and is not dismissed within 90 days thereafter, or if a petition is filed seeking any such equivalent or similar relief against Manufacturer under any other federal or state law in effect at the time relating to bankruptcy and is not dismissed within 90 days thereafter;

     b.   makes a general assignment for the benefit of creditors;

     c. admits in writing an inability to pay its debts generally as they become due;

     d. has appointed (voluntarily or involuntarily) a trustee, receiver, custodian or agent under applicable law or under contract, whose appointment or authority to take charge of property of Manufacturer for the purpose of general administration of such property for the benefit of Manufacturer's creditors; or

     e. is guilty of a breach of any of the terms or provisions of this Agreement and such breach is not cured within thirty (30) days after receipt of written notice from the opposite party advising of such breach.

SECTION 18 Termination
- - ----------------------

     a. In the event this Agreement is terminated as provided in Section 3 hereof, Customer at its expense may enter the Plant in a manner and at times which will not disrupt Manufacturer's operations and remove all Customer Raw Materials, work in process, and finished Products.

     b. In the event of the occurrence of any breach(es) listed in Section 17, Customer may terminate this Agreement upon written notice to Manufacturer and, thereafter, Manufacturer shall immediately stop the production of any Products then in process. Thereafter, Customer may enter the Plant, without such entry being deemed a trespass, and take possession of all Raw Materials, work in process and finished Product.

     c. Upon termination of this Agreement for any reason Manufacturer shall promptly deliver to Customer all Product manufactured hereunder along with all Specifications, Technical Information, artwork, premiums, packaging materials purchased by Customer and all other such materials and supplies provided by Customer.

SECTION 19 Assignment
- - ---------------------

     Neither party shall assign or otherwise transfer, in any manner (either by contract, operation of law or change in control), this Agreement or any of its rights or obligations hereunder provided, however, Customer may assign its rights hereunder to General Electric Capital Corporation and either party may so assign this Agreement to any of its Affiliates. For purposes of this Agreement, an "Affiliate" shall mean an entity controlling, controlled by, or under common control with a party to this Agreement.

SECTION 20 Captions
- - -------------------

     The captions contained in this Agreement are for convenience and reference only and do not define, limit, extend or describe the scope of this Agreement or the intent of any provision thereof.

SECTION 21 Entire Agreement
- - ---------------------------

     This Agreement, including its exhibits and attachments, constitutes the entire understanding of the parties and may not be changed, modified or amended ("modified") except in writing signed by the parties.

SECTION 22 Force Majeure
- - ------------------------

     a. In the event that a party hereto shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of fire, tornadoes, floods, acts of God, strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive laws, riots, insurrection, war or other reasons of a like nature not the fault of, or under the reasonable control of, the party delayed in performing work or doing acts required hereunder, then performance of such act(s) shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equal to the period of such delay, provided such delayed party promptly gives written notice to the other party of the occurrence giving rise to the delay and upon cessation of the event causing the delay, promptly resumes performance of its obligations hereunder.

     b. If Manufacturer is unable to perform at any time during the term hereof due to a force majeure occurrence, Customer may, in its sole discretion, secure substitute performance for the period of the force majeure occurrence without incurring any obligation(s) to Manufacturer therefor; provided, however, that Customer shall promptly cease securing such substitute performance upon Manufacturer's resumption of performance hereunder.

SECTION 23 Governing Law
- - ------------------------

     This Agreement shall be governed and construed in accordance with the laws of the State of Minnesota.

SECTION 24 Severability
- - -----------------------

     Each provision of this Agreement is severable and if any provision shall be finally determined to be invalid, illegal or unenforceable ("invalid") in any jurisdiction, the remaining provisions shall not be affected thereby, nor shall said provision be invalid in any other jurisdiction.

SECTION 25 Successors and Assigns
- - ---------------------------------

     Except as limited by the Assignment provisions hereof, this Agreement, its terms and provisions shall be binding upon and inure to the benefit of the parties hereto and their respective partners, legal representatives, successors and assigns.

SECTION 26 Waiver
- - -----------------

     Either party's failure to enforce any provision of this Agreement or to require performance by the other party shall not be construed as a waiver of such provision nor affect the validity of the Agreement or any part thereof, or either party's right to enforce any provision thereafter.

SECTION 27 Third Party Beneficiary; Waivers, Amendments and Modifications
- - -------------------------------------------------------------------------

     The parties hereto acknowledge and agree that General Electric Capital Corporation and Redwood Receivables Corporation are third party beneficiaries of this Agreement, and no provision of this Agreement may be amended, modified or waived without the prior written consent of General Electric Capital Corporation and Redwood Receivables Corporation.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.


AMERICAN WESTERN CORPORATION            CARLISLE PLASTICS, INC.


By:  /s/ Rajiv P. Bhatt                 By:  /s/ Rajiv P. Bhatt
     -----------------------                --------------------------------

Title:  Vice President                  Title:  Chief Financial Officer
       ---------------------                   -----------------------------

Date:  March 9, 1994                    Date:  March 9, 1994
       ---------------------                   -----------------------------